Exhibit 1.01

Conflict Minerals Report of Omnicell, Inc. for the reporting period from

January 1, 2020 to December 31, 2020

Introduction

This Conflict Minerals Report (the “Report”) of Omnicell, Inc. (“Omnicell” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2020 to December 31, 2020 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo and each adjoining country. Certain other terms in this Report are defined in SEC Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012, and the reader is referred to those sources for such definitions.

Company and Product Overview

Omnicell is headquartered in the United States with a small number of operations offices located globally. The Company is a provider of medication management automation solutions and adherence tools for healthcare systems and pharmacies. The Company’s product offerings help enable healthcare providers to improve patient safety, increase efficiency, lower costs, tighten regulatory compliance, and address population health challenges.

This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2020. These products, which are referred to in this Report collectively as the “Covered Products,” include the following: secure dispensing systems; storage, retrieval and packaging systems; pharmacy sealers; semi-automated filling equipment and pharmacy-automated systems for medication packaging.

As a “downstream” purchaser of products or components that contain Conflict Minerals, the Company is at the end of a very long supply chain where it manufactures or contracts to manufacture products and does not directly source Conflict Minerals from mines, smelters, or refiners nor specifically design Conflict Minerals into its products.

Reasonable Country-of-Origin Inquiry

The Company identified the following categories of suppliers that it reasonably believed represent the highest risk of providing products or components potentially containing Conflict Minerals: original equipment manufacturers, contract manufacturers, and electromechanical and metals suppliers. Based on these criteria, the Company reviewed its list of suppliers for Covered Products the manufacture of which was completed in 2020 and determined that 22 suppliers fell within scope. For those 22 suppliers, the Company conducted a good faith, reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “necessary Conflict Minerals”). The RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may have been from recycled or scrap sources. To that end, these suppliers were contacted and asked to complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). With the assistance of its third-party consultant, the Company reviewed and analyzed the quality of the responses and assessed the risk level of these suppliers. Of the 22 suppliers contacted, 73% (16 suppliers) provided CMRTs. One supplier returned a partially completed CMRT (missing smelter list), in this case, the Company is considering the supplier “responsive.” One supplier returned an empty CMRT without completing any supplier-specific information, which the Company is not considering as a “responsive” supplier.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”), consistent with the Company’s position in the minerals supply chain as a downstream purchaser. The scope of the Company’s due diligence remained on Conflict Minerals - namely tin, tantalum, tungsten and gold.

Description of Due Diligence Measures

The Company’s due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

1.              OECD Step 1 — Establish Strong Company Management Systems

Conflict Minerals policy. The Company’s Conflict Minerals policy is posted on its website at: https://www.omnicell.com.au/PDFs/About%20Us/Social%20Responsibility/Conflict%20Minerals%20Policy.pdf

•                  Conflict Minerals team. The Company’s cross-functional conflict minerals team, which includes senior management, is responsible for implementing various aspects of its Conflict Minerals program and reporting to executive management as needed to provide updates regarding the Company’s Conflict Minerals program.

•                  System of controls and transparency. As described above, the Company uses the CMRT to survey its suppliers and collects, assesses, and maintains due diligence records and survey responses. It has engaged the services of a third-party consultant to analyze the results of the CMRTs and to prepare the related risk assessment. The Company also maintains a Supplier Quality Manual integrated within its quality management systems as a standard operating procedure that it provides to its suppliers that includes requirements regarding the Company’s Conflict Minerals Policy.

•                  Strengthen engagement with suppliers. In addition to the initial outreach to in-scope suppliers requesting that they complete the CMRT, the Company will communicate its risk analysis review findings to certain suppliers which the Company considers having a weak conflict minerals program based on completed CMRTs and will follow up with these suppliers regarding incomplete or inconsistent responses. As the Company enters new business relationships, or as contracts renew, the Company has also included Conflict Minerals-related provisions in its contracts with direct suppliers regarding responsible sourcing and related reporting requirements.

•                  Grievance mechanism. The Company’s publicly available Conflict Minerals policy directs suppliers and other stakeholders to report any questions or concerns about the policy by emailing the Company at conflictminerals@omnicell.com.

2.              OECD Step 2 — Identify and Assess Risk in the Supply Chain

To identify risk in its supply chain, the Company relied on its suppliers to provide information on the presence, use, source, and chain of custody of the Conflict Minerals contained in supplier products or components included in the Covered Products by requesting that in-scope suppliers complete the CMRT. With the assistance of its third-party consultant, the Company reviewed suppliers completed CMRTs. The Company will follow up with certain suppliers considered to have a weak conflict minerals program based primarily on a review of plausibility, consistency, and gaps in information provided in their completed CMRTs, as well as sourcing practices and policies, as well as with the three suppliers that did not provide completed CMRTs. The Company’s consultant compared the names of smelters and refiners listed by suppliers in completed CMRTs against lists published by the RMI and the U.S. Department of Commerce to verify that the identified facilities are known metal processors. The Company’s consultant also compared the identified smelters and facilities against lists published by the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, of smelters and refiners that have been certified as conflict-free (i.e., conformant with RMAP assessment protocols) or that are “active” in the RMAP process (i.e., they have agreed to participate in the RMAP but the audit process has yet to be been completed).

3.              OECD Step 3 — Design and Implement a Strategy to Respond to Risk

The Company has developed a strategy for addressing supply chain risks identified over the course of its due diligence, including where suppliers do not cooperate or ultimately do not source from smelters or refiners that have been certified as conflict-free by the RMAP. This risk-mitigation strategy includes, depending on the issues with respect to suppliers the Company considers to have a weak conflict minerals programs based on completed CMRTs, performing audits, cautioning the supplier, providing additional education and other corrective actions, giving the supplier an opportunity to address the risks, continued incorporation of Conflict Minerals requirements into the Company’s contracts with direct suppliers, periodic supplier reviews with in-scope suppliers, and escalating issues to management as appropriate. If such a supplier is unable to source from smelters or refiners that have been certified as conflict-free, the Company will need to review the risk on a case-by-case basis and determine proper strategies, such as alternate sourcing, if reasonably available.

4.              OECD Step 4 — Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As a downstream purchaser, the Company relies on the RMAP to perform independent third-party audits of the smelters and refiners within its supply chain. The Company will encourage its suppliers to implement responsible sourcing to use Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP.

5.              OECD Step 5 — Report on Supply Chain Due Diligence

The Company expects to report annually, to the extent required by the Rule, and has posted its Form SD containing this Report on its website at: https://ir.omnicell.com/financials/sec-filings/

Results of Due Diligence Performed

The due diligence measures described above revealed the following:

•                  As mentioned above, of the 22 in-scope suppliers reviewed for the Reporting Period, 73% (16 suppliers) provided a complete a CMRT. One supplier returned a partially completed CMRT (missing smelter list), the Company is considering the supplier “responsive.” Another supplier returned a CMRT without completing any supplier-specific information, which the Company is not considering as a “responsive” supplier.

•                  While the response rate has dropped compared to the previous year, the Company still believes that this response rate of in-scope suppliers indicates that its Conflict Minerals program generally continues to be more widely accepted among its suppliers and manufacturers than in the initial years of the program.

•                  Of the 16 suppliers that provided a CMRT, seven suppliers reported having Conflict Minerals in their products. Of those seven, five were considered to have weak conflict minerals programs based primarily on a review of plausibility, consistency and gaps in information provided in their completed CMRTs, as well as sourcing practices and policies. The Company intends to follow up with certain suppliers, including those who did not provide completed CMRTs, through quarterly business reviews or other means.

During the Reporting Period, the Company re-examined its policy regarding the timing of future supplier training and on-site assessments performed by its third-party consultant. As a result, the Company did not provide training or conduct any on-site assessments of suppliers through its third-party consultant as planned during the Reporting Period but anticipates doing so commencing as early as 2022.

Identified Smelters and Refiners

The Company has listed on Appendix 1 the smelters and refiners identified by its suppliers in completed CMRTs as a result of the Company’s RCOI and due diligence. Out of the six suppliers that provided CMRT smelter lists, two provided the smelters at the product or similar level (i.e., they provided information for the particular types of products and components they supplied to the Company) and 14 provided smelters at the company level (i.e., they provided information regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components used in the Covered Products). As a result, some of the smelters and refiners reported to the Company and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Identified Countries of Origin

The Company does not have sufficient information to reliably determine the countries of origin of all the necessary Conflict Minerals in the Covered Products given that certain suppliers provided inconsistent or incomplete responses or provided information at the company level. However, based on information provided by the Company’s in-scope suppliers in completed CMRTs, the Company believes that the countries of origin may include the countries listed on Appendix 2. As discussed above, because some suppliers provided information at the company level, there may be countries of origin identified on Appendix 2 that are not the countries of origin of the necessary Conflict Minerals included in the Covered Products.

Efforts to Determine Mine or Location of Origin

The Company’s efforts to determine the mines or locations of origin included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation Measures

As the Company further develops its Conflict Minerals program, the Company intends to take the following steps to further enhance its due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

•                  Communicate risk analysis review findings to certain suppliers that the Company considers to have a weak conflict minerals program based on completed CMRTs, through quarterly business reviews or other means, in order to improve the accuracy and completeness of, and mitigate issues with, suppliers’ CMRT responses;

•                  Ecourage suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP;

•                  Utilize a third-party consultant to review completed CMRTs from suppliers and prepare the related risk assessment; and

•                  Provide training in future years to certain suppliers the Company considers having a weak conflict minerals program based on completed CMRTs during prior years and select several of these suppliers to undergo an on-site assessment, to be performed by the Company’s third-party consultant, of the CMRT information provided by these suppliers. The objective of the assessment would be to improve comprehension and performance for the following reporting period. The Company anticipates providing such training and conducting such assessments commencing as early as 2022.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of Conflict Minerals. As a result, the Company does not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in the Company’s supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party consultants or auditors may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, future supplier audits and assessments and the timing thereof, future due diligence and risk mitigation efforts, strategy and future reporting, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “evaluates,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete, and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, the impact on the Company and its suppliers of public health crises such as the ongoing global coronavirus (COVID-19) pandemic, as well as the possibility of future regulatory changes, other risks and uncertainties described under the heading “Risk Factors” in Omnicell’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, and as described in Omnicell’s other filings with the United States Securities and Exchange Commission.

The Company has provided information as of the date of this Report and undertakes no obligation to revise or update any forward-looking statements for any reason. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters, or refiners to comply with Omnicell’s Conflict Minerals policy, may affect its future disclosures and determinations under the Rule. In addition, the Company’s due diligence and reporting obligations under the Rule may change in the future and its ability to implement certain processes or obtain information from its suppliers may differ materially from those anticipated or implied in this Report.

Appendix 1

Identified Smelters and Refiners

Based on the information that was provided by the Company’s suppliers in completed CMRTs, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the smelters and refiners identified below. However, as noted above, where the Company’s suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to the Company for use in the Covered Products, the smelters and refiners reported to the Company by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Smelter or Refiner ID	RMAP Conformant *	Mineral	Name	Location
CID002763	Yes	Gold	8853 S.p.A.	Italy
CID000004	Yes	Tungsten	A.L.M.T. Corp.	Japan
CID002708	No	Gold	Abington Reldan Metals, LLC	United States Of America
CID001754	No	Gold	Accurate Refining Group	United States
CID002833	Yes	Tungsten	ACL Metais Eireli	Brazil
CID000015	Yes	Gold	Advanced Chemical Company	United States Of America
CID003185	No	Gold	African Gold Refinery	Uganda
CID000019	Yes	Gold	Aida Chemical Industries Co., Ltd.	Japan
CID002560	Yes	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
CID003500	Active	Gold	Alexy Metals	United States Of America
CID000035	Yes	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
CID000041	Yes	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
CID000041	Yes	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

CID000292	Yes	Tin	Alpha	United States Of America
CID001076	Yes	Tantalum	AMG Brasil	Brazil
CID002825	No	Tin	An Thai Minerals Co., Ltd.	Viet Nam
CID002703	No	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
CID000058	Yes	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
CID000077	Yes	Gold	Argor-Heraeus S.A.	Switzerland
CID000082	Yes	Gold	Asahi Pretec Corp.	Japan
CID000924	Yes	Gold	Asahi Refining Canada Ltd.	Canada
CID000920	Yes	Gold	Asahi Refining USA Inc.	United States Of America
CID000090	Yes	Gold	Asaka Riken Co., Ltd.	Japan
CID000092	Yes	Tantalum	Asaka Riken Co., Ltd.	Japan
CID002502	Yes	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
CID000103	No	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
CID002850	Yes	Gold	AU Traders and Refiners	South Africa
CID003461	Active	Gold	Augmont Enterprises Private Limited	India
CID000113	Yes	Gold	Aurubis AG	Germany
CID002863	Yes	Gold	Bangalore Refinery	India
CID000128	Yes	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
CID000141	No	Gold	Bauer Walser AG	Germany
CID000157	Yes	Gold	Boliden AB	Sweden
CID000176	Yes	Gold	C. Hafner GmbH + Co. KG	Germany
CID003421	Active	Gold	C.I Metales Procesados Industriales SAS	Colombia
CID000180	No	Gold	Caridad	Mexico
CID000185	Yes	Gold	CCR Refinery - Glencore Canada Corporation	Canada

CID000189	Yes	Gold	Cendres + Metaux S.A.	Switzerland
CID003382	No	Gold	CGR Metalloys Pvt Ltd.	India
CID000211	Yes	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
CID002513	Yes	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
CID000228	Yes	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
CID003190	Yes	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
CID000233	Yes	Gold	Chimet S.p.A.	Italy
CID000233	Yes	Gold	Chimet S.p.A.	Italy
CID001070	Yes	Tin	China Tin Group Co., Ltd.	China
CID000258	Yes	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
CID000264	Yes	Gold	Chugai Mining	Japan
CID000278	No	Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
CID000295	No	Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
CID003486	Active	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
CID003524	Active	Tin	CRM Synergies	Spain
CID002570	Active	Tin	CV Ayi Jaya	Indonesia
CID002592	No	Tin	CV Dua Sekawan	Indonesia
CID000306	No	Tin	CV Gita Pesona	Indonesia
CID000307	No	Tin	CV JusTindo	Indonesia
CID000313	No	Tin	CV Serumpun Sebalai	Indonesia
CID000315	No	Tin	CV United Smelting	Indonesia
CID002455	Active	Tin	CV Venus Inti Perkasa	Indonesia
CID002504	Yes	Tantalum	D Block Metals, LLC	United States Of America
CID000328	No	Gold	Daejin Indus Co., Ltd.	Korea, Republic Of

CID000343	No	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
CID002518	No	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
CID002867	No	Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
CID003348	No	Gold	Dijllah Gold Refinery FZC	United Arab Emirates
CID000362	Yes	Gold	DODUCO Contacts and Refining GmbH	Germany
CID003356	No	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
CID000401	Yes	Gold	Dowa	Japan
CID000402	Yes	Tin	Dowa	Japan
CID000359	Yes	Gold	DSC (Do Sung Corporation)	Korea, Republic Of
CID000425	Yes	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
CID003424	Yes	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
CID003425	Yes	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
CID002572	No	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
CID001322	No	Gold	Elemetal Refining, LLC	United States
CID000438	Yes	Tin	EM Vinto	Bolivia (Plurinational State Of)
CID002561	Yes	Gold	Emirates Gold DMCC	United Arab Emirates
CID000448	Active	Tin	Estanho de Rondonia S.A.	Brazil
CID000456	Yes	Tantalum	Exotech Inc.	United States Of America
CID000460	Yes	Tantalum	F&X Electro-Materials Ltd.	China
CID003582	Active	Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
CID000466	No	Tin	Feinhütte Halsbrücke GmbH	Germany
CID000468	Yes	Tin	Fenix Metals	Poland
CID002515	No	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

CID002505	Yes	Tantalum	FIR Metals & Resource Ltd.	China
CID002584	No	Gold	Fujairah Gold FZC	United Arab Emirates
CID003401	Yes	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
CID000499	No	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
CID002531	No	Tungsten	Ganxian Shirui New Material Co., Ltd.	China
CID002645	Yes	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
CID000875	Yes	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
CID002315	Yes	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
CID002494	Yes	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
CID002536	No	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
CID002852	No	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
CID002459	Yes	Gold	Geib Refining Corporation	United States Of America
CID002848	Yes	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
CID002859	No	Tin	Gejiu Jinye Mineral Company	China
CID000942	Yes	Tin	Gejiu Kai Meng Industry and Trade LLC	China
CID000538	Yes	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
CID001908	Yes	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
CID000555	Yes	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
CID002558	Yes	Tantalum	Global Advanced Metals Aizu	Japan
CID002557	Yes	Tantalum	Global Advanced Metals Boyertown	United States Of America
CID000568	Yes	Tungsten	Global Tungsten & Powders Corp.	United States Of America
CID002243	Yes	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
CID001909	No	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
CID003116	Yes	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

CID002312	No	Gold	Guangdong Jinding Gold Limited	China
CID000291	Yes	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
CID000218	Yes	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
CID002849	Yes	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
CID000651	No	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
CID002547	Yes	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
CID002548	Yes	Tantalum	H.C. Starck Inc.	United States Of America
CID002541	Yes	Tungsten	H.C. Starck Tungsten GmbH	Germany
CID000671	No	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
CID000694	Yes	Gold	Heimerle + Meule GmbH	Germany
CID002519	No	Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
CID002492	Yes	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
CID000711	Active	Gold	Heraeus Germany GmbH Co. KG	Germany
CID000707	Yes	Gold	Heraeus Metals Hong Kong Ltd.	China
CID002844	Yes	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
CID000760	Yes	Tin	Huichang Jinshunda Tin Co., Ltd.	China
CID000766	Yes	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
CID000767	No	Gold	Hunan Chenzhou Mining Co., Ltd.	China
CID002579	Yes	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
CID000769	Yes	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
CID000773	No	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
CID003182	Yes	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
CID000778	No	Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
CID002649	Yes	Tungsten	Hydrometallurg, JSC	Russian Federation

CID002587	No	Gold	Industrial Refining Company	Belgium
CID000801	Yes	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
CID002562	Active	Gold	International Precious Metal Refiners	United Arab Emirates
CID000807	Yes	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
CID000814	Yes	Gold	Istanbul Gold Refinery	Turkey
CID002765	Yes	Gold	Italpreziosi	Italy
CID000823	Yes	Gold	Japan Mint	Japan
CID000825	Yes	Tungsten	Japan New Metals Co., Ltd.	Japan
CID002551	Yes	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
CID000855	Yes	Gold	Jiangxi Copper Co., Ltd.	China
CID002647	No	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
CID002512	Yes	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
CID002321	Yes	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
CID000244	No	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
CID002313	No	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
CID001231	Yes	Tin	Jiangxi New Nanshan Technology Ltd.	China
CID002318	Yes	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
CID002842	Yes	Tantalum	Jiangxi Tuohong New Raw Material	China
CID002317	Yes	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
CID002535	No	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
CID002316	Yes	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
CID003191	No	Tantalum	Jiujiang Janny New Material Co., Ltd.	China
CID000914	Yes	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
CID000917	Yes	Tantalum	Jiujiang Tanbre Co., Ltd.	China

CID002506	Yes	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
CID003408	Active	Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
CID000927	No	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
CID000493	Yes	Gold	JSC Novosibirsk Refinery	Russian Federation
CID000929	Yes	Gold	JSC Uralelectromed	Russian Federation
CID000937	Yes	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
CID002563	No	Gold	Kaloti Precious Metals	United Arab Emirates
CID000956	No	Gold	Kazakhmys Smelting LLC	Kazakhstan
CID000957	Yes	Gold	Kazzinc	Kazakhstan
CID002568	No	Tantalum	KEMET Blue Powder	United States Of America
CID002539	Yes	Tantalum	KEMET de Mexico	Mexico
CID000966	Yes	Tungsten	Kennametal Fallon	United States Of America
CID000105	Yes	Tungsten	Kennametal Huntsville	United States Of America
CID000969	Yes	Gold	Kennecott Utah Copper LLC	United States Of America
CID003388	Yes	Tungsten	KGETS Co., Ltd.	Korea, Republic Of
CID002511	Yes	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
CID000981	Yes	Gold	Kojima Chemicals Co., Ltd.	Japan
CID002605	Yes	Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
CID001029	Yes	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
CID002865	No	Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
CID001032	No	Gold	L’azurde Company For Jewelry	Saudi Arabia
CID002762	Yes	Gold	L’Orfebre S.A.	Andorra
CID003407	Yes	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
CID001056	No	Gold	Lingbao Gold Co., Ltd.	China

CID001058	No	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
CID001078	Yes	Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
CID000689	Yes	Gold	LT Metal Ltd.	Korea, Republic Of
CID003387	Yes	Tin	Luna Smelter, Ltd.	Rwanda
CID001093	No	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
CID003379	Yes	Tin	Ma’anshan Weitai Tin Co., Ltd.	China
CID002468	Yes	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
CID001105	Yes	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
CID002319	Yes	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
CID002606	Yes	Gold	Marsam Metals	Brazil
CID002543	Yes	Tungsten	Masan High-Tech Materials	Viet Nam
CID001113	Yes	Gold	Materion	United States Of America
CID001119	Yes	Gold	Matsuda Sangyo Co., Ltd.	Japan
CID002500	Yes	Tin	Melt Metais e Ligas S.A.	Brazil
CID002847	Yes	Tantalum	Meta Materials	North Macedonia, Republic Of
CID003575	Yes	Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
CID001142	Yes	Tin	Metallic Resources, Inc.	United States Of America
CID002773	Yes	Tin	Metallo Belgium N.V.	Belgium
CID002774	Yes	Tin	Metallo Spain S.L.U.	Spain
CID001163	Yes	Tantalum	Metallurgical Products India Pvt., Ltd.	India
CID001149	Yes	Gold	Metalor Technologies (Hong Kong) Ltd.	China
CID001152	Yes	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
CID001147	Yes	Gold	Metalor Technologies (Suzhou) Ltd.	China
CID001153	Yes	Gold	Metalor Technologies S.A.	Switzerland

CID001157	Yes	Gold	Metalor USA Refining Corporation	United States Of America
CID001161	Yes	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
CID001173	Yes	Tin	Mineracao Taboca S.A.	Brazil
CID001175	Yes	Tantalum	Mineracao Taboca S.A.	Brazil
CID001182	Yes	Tin	Minsur	Peru
CID001188	Yes	Gold	Mitsubishi Materials Corporation	Japan
CID001191	Yes	Tin	Mitsubishi Materials Corporation	Japan
CID001192	Yes	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
CID001193	Yes	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
CID002509	Yes	Gold	MMTC-PAMP India Pvt., Ltd.	India
CID002857	No	Gold	Modeltech Sdn Bhd	Malaysia
CID002858	No	Tin	Modeltech Sdn Bhd	Malaysia
CID002845	Yes	Tungsten	Moliren Ltd.	Russian Federation
CID002282	No	Gold	Morris and Watson	New Zealand
CID002866	No	Gold	Morris and Watson Gold Coast	Australia
CID001204	Yes	Gold	Moscow Special Alloys Processing Plant	Russian Federation
CID001220	Yes	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
CID001236	Yes	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
CID002573	No	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
CID003189	No	Gold	NH Recytech Company	Korea, Republic Of
CID002589	Yes	Tungsten	Niagara Refining LLC	United States Of America
CID001259	Yes	Gold	Nihon Material Co., Ltd.	Japan
CID001277	Yes	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
CID001305	Active	Tin	Novosibirsk Processing Plant Ltd.	Russian Federation

CID001200	Yes	Tantalum	NPM Silmet AS	Estonia
CID001314	Yes	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
CID002517	Yes	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
CID002779	Yes	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
CID001325	Yes	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
CID001326	Yes	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
CID001337	Yes	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
CID001352	Yes	Gold	PAMP S.A.	Switzerland
CID002872	No	Gold	Pease & Curren	United States Of America
CID001362	No	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
CID002827	Yes	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
CID002919	Yes	Gold	Planta Recuperadora de Metales SpA	Chile
CID002532	No	Tungsten	Pobedit, JSC	Russian Federation
CID003208	No	Tin	Pongpipat Company Limited	Myanmar
CID003409	No	Tin	Precious Minerals and Smelting Limited	India
CID001386	Yes	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
CID001397	Yes	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
CID000309	Active	Tin	PT Aries Kencana Sejahtera	Indonesia
CID001399	Yes	Tin	PT Artha Cipta Langgeng	Indonesia
CID002503	Yes	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
CID001402	Yes	Tin	PT Babel Inti Perkasa	Indonesia
CID001406	Yes	Tin	PT Babel Surya Alam Lestari	Indonesia
CID002776	No	Tin	PT Bangka Prima Tin	Indonesia

CID003205	Yes	Tin	PT Bangka Serumpun	Indonesia
CID001416	No	Tin	PT Bangka Timah Utama Sejahtera	Indonesia
CID001419	No	Tin	PT Bangka Tin Industry	Indonesia
CID001421	No	Tin	PT Belitung Industri Sejahtera	Indonesia
CID001424	No	Tin	PT BilliTin Makmur Lestari	Indonesia
CID001428	Active	Tin	PT Bukit Timah	Indonesia
CID002696	No	Tin	PT Cipta Persada Mulia	Indonesia
CID001434	No	Tin	PT DS Jaya Abadi	Indonesia
CID001438	No	Tin	PT Eunindo Usaha Mandiri	Indonesia
CID002530	No	Tin	PT Inti Stania Prima	Indonesia
CID001448	No	Tin	PT Karimun Mining	Indonesia
CID002829	No	Tin	PT Kijang Jaya Mandiri	Indonesia
CID002870	Active	Tin	PT Lautan Harmonis Sejahtera	Indonesia
CID002835	Yes	Tin	PT Menara Cipta Mulia	Indonesia
CID001453	Yes	Tin	PT Mitra Stania Prima	Indonesia
CID002757	No	Tin	PT O.M. Indonesia	Indonesia
CID001457	No	Tin	PT Panca Mega Persada	Indonesia
CID001458	Yes	Tin	PT Prima Timah Utama	Indonesia
CID003381	Yes	Tin	PT Rajawali Rimba Perkasa	Indonesia
CID002593	Yes	Tin	PT Rajehan Ariq	Indonesia
CID001460	Yes	Tin	PT Refined Bangka Tin	Indonesia
CID001463	Yes	Tin	PT Sariwiguna Binasentosa	Indonesia
CID001468	Yes	Tin	PT Stanindo Inti Perkasa	Indonesia
CID002816	Active	Tin	PT Sukses Inti Makmur	Indonesia

CID001471	No	Tin	PT Sumber Jaya Indah	Indonesia
CID001486	Active	Tin	PT Timah Nusantara	Indonesia
CID001477	Yes	Tin	PT Timah Tbk Kundur	Indonesia
CID001482	Yes	Tin	PT Timah Tbk Mentok	Indonesia
CID001490	Yes	Tin	PT Tinindo Inter Nusa	Indonesia
CID001493	No	Tin	PT Tommy Utama	Indonesia
CID002479	No	Tin	PT Wahana Perkit Jaya	Indonesia
CID001498	Yes	Gold	PX Precinox S.A.	Switzerland
CID003324	No	Gold	QG Refining, LLC	United States Of America
CID001508	Yes	Tantalum	QuantumClean	United States Of America
CID001512	Yes	Gold	Rand Refinery (Pty) Ltd.	South Africa
CID000522	No	Gold	Refinery of Seemine Gold Co., Ltd.	China
CID002582	Yes	Gold	REMONDIS PMR B.V.	Netherlands
CID002510	No	Gold	Republic Metals Corporation	United States
CID002706	Yes	Tin	Resind Industria e Comercio Ltda.	Brazil
CID002707	Yes	Tantalum	Resind Industria e Comercio Ltda.	Brazil
CID001534	Yes	Gold	Royal Canadian Mint	Canada
CID001539	Yes	Tin	Rui Da Hung	Taiwan, Province Of China
CID002761	Yes	Gold	SAAMP	France
CID001546	No	Gold	Sabin Metal Corp.	United States Of America
CID002973	Yes	Gold	Safimet S.p.A	Italy
CID002290	Yes	Gold	SAFINA A.S.	Czechia
CID002853	No	Gold	Sai Refinery	India
CID001555	Yes	Gold	Samduck Precious Metals	Korea, Republic Of

CID001562	No	Gold	Samwon Metals Corp.	Korea, Republic Of
CID003529	Active	Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
CID002777	Yes	Gold	SAXONIA Edelmetalle GmbH	Germany
CID001573	No	Gold	Schone Edelmetaal B.V.	Netherlands
CID001585	Yes	Gold	SEMPSA Joyeria Plateria S.A.	Spain
CID001916	Yes	Gold	Shandong Gold Smelting Co., Ltd.	China
CID002525	No	Gold	Shandong Humon Smelting Co., Ltd.	China
CID001619	No	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
CID001622	Yes	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
CID002527	No	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
CID001736	Yes	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
CID002516	Yes	Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
CID002478	No	Tin	Smelter not listed	Indonesia
CID001756	Yes	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
CID001758	Yes	Tin	Soft Metais Ltda.	Brazil
CID001761	Yes	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
CID001769	Yes	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
CID002815	No	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
CID003383	No	Gold	Sovereign Metals	India
CID003153	No	Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
CID002567	No	Gold	Sudan Gold Refinery	Sudan
CID001798	Yes	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
CID002918	Yes	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

CID001810	No	Gold	Super Dragon Technology Co., Ltd.	Taiwan
CID002756	Active	Tin	Super Ligas	Brazil
CID002580	Yes	Gold	T.C.A S.p.A	Italy
CID001869	Yes	Tantalum	Taki Chemical Co., Ltd.	Japan
CID001875	Yes	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
CID002544	Yes	Tantalum	TANIOBIS Co., Ltd.	Thailand
CID002545	Yes	Tantalum	TANIOBIS GmbH	Germany
CID002549	Yes	Tantalum	TANIOBIS Japan Co., Ltd.	Japan
CID002542	Yes	Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
CID002550	Yes	Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
CID001889	Yes	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
CID001891	Yes	Tantalum	Telex Metals	United States Of America
CID002834	Yes	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
CID001898	Yes	Tin	Thaisarco	Thailand
CID003325	Yes	Tin	Tin Technology & Refining	United States Of America
CID001938	Yes	Gold	Tokuriki Honten Co., Ltd.	Japan
CID001947	No	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
CID002615	Yes	Gold	TOO Tau-Ken-Altyn	Kazakhstan
CID001955	Yes	Gold	Torecom	Korea, Republic Of
CID003195	Yes	Gold	TSK Pretech	Korea, Republic Of
CID002574	No	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
CID001969	Yes	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
CID001977	No	Gold	Umicore Brasil Ltda.	Brazil
CID002314	Yes	Gold	Umicore Precious Metals Thailand	Thailand

CID001980	Yes	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
CID002724	Yes	Tungsten	Unecha Refractory metals plant	Russian Federation
CID001993	Yes	Gold	United Precious Metal Refining, Inc.	United States Of America
CID002854	No	Gold	Universal Precious Metals Refining Zambia	Zambia
CID002003	Yes	Gold	Valcambi S.A.	Switzerland
CID002011	No	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
CID002015	No	Tin	VQB Mineral and Trading Group JSC	Viet Nam
CID002030	Yes	Gold	Western Australian Mint (T/a The Perth Mint)	Australia
CID002036	Yes	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
CID002778	Yes	Gold	WIELAND Edelmetalle GmbH	Germany
CID002044	Yes	Tungsten	Wolfram Bergbau und Hutten AG	Austria
CID002843	Yes	Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of
CID002320	Yes	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
CID002082	Yes	Tungsten	Xiamen Tungsten Co., Ltd.	China
CID000616	Yes	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
CID002830	Yes	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
CID002095	No	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
CID002508	Yes	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
CID002100	Yes	Gold	Yamakin Co., Ltd.	Japan
CID001522	Yes	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
CID002129	Yes	Gold	Yokohama Metal Co., Ltd.	Japan
CID002158	Yes	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
CID000197	No	Gold	Yunnan Copper Industry Co., Ltd.	China
CID002180	Active	Tin	Yunnan Tin Company Limited	China

CID003397	Yes	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
CID002214	No	Gold	Zhongkuang Gold Industry Co., Ltd.	China
CID002224	Yes	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

*              “Yes” means the smelter or refiner is conformant with RMAP assessment protocols as reported by the RMI. “Active” means the smelter or refiner is active in the RMAP process (i.e., it has agreed to participate in the RMAP but the audit process has not yet been completed). “No” means the smelter or refiner is a known metal processor based on information available from the RMI or the Department of Commerce but has not been certified as conflict-free through the RMAP and is not active in the RMAP process. “No (Unknown)” means the Company was unable to verify such facility as a known metal processor based on information available from the RMI or the U.S. Department of Commerce.

Appendix 2

Identified Countries of Origin

Angola	Luxembourg
Argentina	Madagascar
Armenia	Malaysia
Australia	Mali
Austria	Mexico
Belarus	Mongolia
Belgium	Morocco
Bermuda	Mozambique
Bolivia	Myanmar
Brazil	Namibia
Burundi	Netherlands
Cambodia	New Zealand
Canada	Niger
Central African Republic	Nigeria
Chile	Papua New Guinea
China	Peru
Colombia	Philippines
Czech Republic	Poland
Democratic Republic of the Congo	Portugal
Djibouti	Republic of the Congo
Ecuador	Russian Federation
Egypt	Rwanda
Estonia	Saudi Arabia
Ethiopia	Sierra Leone
Finland	Singapore
France	Slovakia
Germany	South Africa
Ghana	South Sudan
Guinea	Spain
Guyana	Suriname
Hong Kong	Sweden
Hungary	Switzerland
India	Taiwan
Indonesia	Tajikistan
Ireland	Tanzania
Israel	Thailand
Italy	Turkey
Ivory Coast	Uganda
Japan	United Arab Emirates
Jersey	United Kingdom
Kazakhstan	United States
Kenya	Uzbekistan
Korea, Republic of	Viet Nam
Kyrgyzstan	Zambia
Laos	Zimbabwe